Exhibit 99.4

CANADA

CONSOLIDATION	CODIFICATION

Export Development Act	Loi sur le développement des
exportations

R.S.C., 1985, c. E-20	L.R.C. (1985), ch. E-20

Current to March 23, 2021	À jour au 23 mars 2021

Last amended on March 25, 2020	Dernière modification le 25 mars 2020

Published by the Minister of Justice at the following address:	Publié par le ministre de la Justice à l’adresse suivante :
http://laws-lois.justice.gc.ca	http://lois-laws.justice.gc.ca

OFFICIAL STATUS OF CONSOLIDATIONS	CARACTÈRE OFFICIEL DES CODIFICATIONS

Subsections 31(1) and (2) of the Legislation Revision and Consolidation Act, in force on June 1, 2009, provide as follows:	Les paragraphes 31(1) et (2) de la Loi sur la révision et la codification des textes législatifs, en vigueur le 1er juin 2009, prévoient ce qui suit :

Published consolidation is evidence	Codifications comme élément de preuve

31 (1) Every copy of a consolidated statute or consolidated regulation published by the Minister under this Act in either print or electronic form is evidence of that statute or regulation and of its contents and every copy purporting to be published by the Minister is deemed to be so published, unless the contrary is shown.

31 (1) Tout exemplaire d’une loi codifiée ou d’un règlement codifié, publié par le ministre en vertu de la présente loi sur support papier ou sur support électronique, fait foi de cette loi ou de ce règlement et de son contenu. Tout exemplaire donné comme publié par le ministre est réputé avoir été ainsi publié, sauf preuve contraire.

Inconsistencies in Acts

(2) In the event of an inconsistency between a consolidated statute published by the Minister under this Act and the original statute or a subsequent amendment as certified by the Clerk of the Parliaments under the Publication of Statutes Act, the original statute or amendment prevails to the extent of the inconsistency.

Incompatibilité — lois

(2) Les dispositions de la loi d’origine avec ses modifications subséquentes par le greffier des Parlements en vertu de la Loi sur la publication des lois l’emportent sur les dispositions incompatibles de la loi codifiée publiée par le ministre en vertu de la présente loi.

LAYOUT	MISE EN PAGE

The notes that appeared in the left or right margins are now in boldface text directly above the provisions to which they relate. They form no part of the enactment, but are inserted for convenience of reference only.

Les notes apparaissant auparavant dans les marges de droite ou de gauche se retrouvent maintenant en caractères gras juste au-dessus de la disposition à laquelle elles se rattachent. Elles ne font pas partie du texte, n’y figurant qu’à titre de repère ou d’information.

NOTE	NOTE

This consolidation is current to March 23, 2021. The last amendments came into force on March 25, 2020. Any amendments that were not in force as of March 23, 2021 are set out at the end of this document under the heading “Amendments Not in Force”.

Cette codification est à jour au 23 mars 2021. Les dernières modifications sont entrées en vigueur le 25 mars 2020. Toutes modifications qui n’étaient pas en vigueur au 23 mars 2021 sont énoncées à la fin de ce document sous le titre « Modifications non en vigueur ».

Current to March 23, 2021 Last amended on March 25, 2020	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

TABLE OF PROVISIONS		TABLE ANALYTIQUE

An Act to establish Export Development Canada, to support and develop trade between Canada and other countries and Canada’s competitiveness in the international market-place and to provide development financing and other forms of development support		Loi créant Exportation et développement Canada et visant à soutenir et à développer le commerce entre le Canada et l’étranger ainsi que la capacité concurrentielle du pays sur le marché international et à fournir du financement de développement et d’autres formes de soutien du développement

	Short Title		Titre abrégé

1	Short title	1	Titre abrégé

	Interpretation		Définitions

2	Definitions	2	Définitions

	Corporation Established		Constitution de la société

3	Corporation established	3	Dénomination et composition

4	Appointment of directors	4	Nomination des administrateurs

5	Alternate directors	5	Suppléants

6	Chairperson to preside at meetings	6	Présidence des réunions

	Committees of the Board		Comités du conseil

7	Executive Committee	7	Comité de direction

7.1	Other committees	7.1	Autres comités

	President		Président

8	Appointment of President	8	Nomination

	Salaries and Expenses		Traitements et indemnités

9	Salaries, etc., of directors	9	Traitement des administrateurs

	Purposes and Powers		Mission et pouvoirs

10	Purposes	10	Mission

	Environmental Effects		Effets environnementaux

10.1	Requirement	10.1	Obligation

	Capital and Shares		Capital-actions

11	Authorized capital	11	Capital autorisé

12	Borrowing	12	Emprunt

13	Loans to Corporation	13	Prêts à la Société

Current to March 23, 2021 Last amended on March 25, 2020	iii	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
TABLE OF PROVISIONS	TABLE ANALYTIQUE

14	Maximum borrowings of Corporation	14	Plafond

15	Reserves or provisions	15	Réserves ou provisions

	By-laws		Règlements administratifs

16	By-laws	16	Règlements administratifs

	General		Dispositions générales

17	Offices	17	Bureaux et siège social

18	Agent of Her Majesty	18	Mandataire de Sa Majesté

19	Terms and conditions	19	Conditions d’exercice des pouvoirs

20	Staff	20	Personnel

21	Auditor	21	Vérificateur

22	Exemption from income tax	22	Exemption de l’impôt sur le revenu

23	Authorization of the Minister	23	Autorisation du ministre

24	Limit of liability	24	Limite de responsabilité

24.1	Impact Assessment Act	24.1	Loi sur l’évaluation d’impact

24.2	Use of Corporation’s name or initials	24.2	Usage des noms et sigles de la Société

24.3	Privileged information	24.3	Renseignements protégés

25	Review	25	Examen

26	Minister for International Development	26	Ministre du Développement international

Current to March 23, 2021 Last amended on March 25, 2020	iv	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

R.S.C., 1985, c. E-20	L.R.C., 1985, ch. E-20

An Act to establish Export Development Canada, to support and develop trade between Canada and other countries and Canada’s competitiveness in the international market-place and to provide development financing and other forms of development support

Loi créant Exportation et développement Canada et visant à soutenir et à développer le commerce entre le Canada et l’étranger ainsi que la capacité concurrentielle du pays sur le marché international et à fournir du financement de développement et d’autres formes de soutien du développement

Short Title	Titre abrégé

Short title	Titre abrégé
1 This Act may be cited as the Export Development Act. R.S., 1985, c. E-20, s. 1; 2001, c. 33, s. 2(F).	1 Loi sur le développement des exportations. L.R. (1985), ch. E-20, art. 1; 2001, ch. 33, art. 2(F).

Interpretation	Définitions

Definitions	Définitions

2 In this Act,	2 Les définitions qui suivent s’appliquent à la présente loi.

Board means the Board of Directors of the Corporation; (conseil)	administrateur Administrateur de la Société. (director)

body corporate means an incorporated body wherever or however incorporated; (personne morale)

Chairman [Repealed, 2001, c. 33, s. 3]

Chairperson means the Chairperson of the Board; (Version anglaise seulement)

Corporation means Export Development Canada, the corporation established by section 3; (Société)

director means a director of the Corporation; (administrateur)

entity means a body corporate, a trust, a partnership, a fund, an unincorporated association or organization, Her Majesty in right of Canada or of a province, an agency of Her Majesty in either of such rights and the government of a foreign country or any political subdivision thereof and any agency thereof; (entité)

biens Biens de toute nature, meubles ou immeubles, en droit ou en equity, qu’ils soient situés au Canada ou ailleurs. Leur sont assimilés les sommes d’argent, marchandises, droits incorporels et terres, ainsi que les obligations, servitudes et toute espèce de droits, d’intérêts ou de profits, présents ou futurs, acquis ou éventuels, dans des biens, ou en provenant ou s’y rattachant. (property)

comité de direction Le comité de direction du conseil. (Executive Committee)

conseil Le conseil d’administration de la Société. (Board)

entité Personne morale, fiducie, société de personnes, fonds, toute organisation ou association non dotée de la personnalité morale, Sa Majesté du chef du Canada ou

Current to March 23, 2021 Last amended on March 25, 2020	1	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Interpretation	Définitions
Sections 2-4	Articles 2-4

Executive Committee means the Executive Committee of the Board; (comité de direction)

Minister means such member of the Queen’s Privy Council for Canada as is designated by the Governor in Council as the Minister for the purposes of this Act; (ministre)

person means a natural person, an entity or a personal representative; (personne)

personal representative means a person who stands in the place of and represents another person and, without limiting the generality of the foregoing, includes, as the circumstances require, a trustee, an executor, an administrator, a committee, a guardian, a tutor, a curator, an assignee, a receiver, an agent and an attorney of any person; (représentant personnel)

President means the President of the Corporation; (président)

property includes money, goods, things in action, land and every description of property, whether real or personal, legal or equitable, and whether situated in Canada or elsewhere, and includes obligations, easements and every description of estate, interest and profit, present and future, vested or contingent, in, arising out of or incident to property; (biens)

security interest means an interest in or a charge on property by way of mortgage, lien, pledge or otherwise taken to secure the payment or performance of an obligation; (sûreté)

Vice-Chairman [Repealed, 2001, c. 33, s. 3]

Vice-chairperson means the Vice-chairperson of the Board. (Version anglaise seulement)

R.S., 1985, c. E-20, s. 2; 1993, c. 26, s. 2; 2001, c. 33, s. 3.

d’une province et ses organismes ainsi que le gouvernement d’un pays étranger ou de l’une de ses subdivisions politiques et ses organismes. (entity)

ministre Le membre du Conseil privé de la Reine pour le Canada chargé par le gouverneur en conseil de l’application de la présente loi. (Minister)

personne Personne physique, entité ou représentant personnel. (person)

personne morale Toute personne morale, indépendamment de son lieu ou mode de constitution. (body corporate)

président Le président de la Société. (President)

représentant personnel Personne agissant en lieu et place d’une autre, notamment un fiduciaire, un exécuteur testamentaire, un administrateur, un comité, un tuteur, un curateur, un cessionnaire, un séquestre et un mandataire. (personal representative)

Société Exportation et développement Canada, la société constituée par l’article 3. (Corporation)

sûreté Droit ou charge — notamment hypothèque, privilège ou nantissement — grevant des biens pour garantir soit le paiement de dettes, soit l’exécution d’obligations. (security interest)

L.R. (1985), ch. E-20, art. 2; 1993, ch. 26, art. 2; 2001, ch. 33, art. 3.

Corporation Established	Constitution de la société

Corporation established

3 A corporation is established, to be known as Export Development Canada, consisting of a Board of Directors composed of 13 directors, including a Chairperson and a President.

R.S., 1985, c. E-20, s. 3; 2001, c. 33, s. 4; 2010, c. 12, s. 1729.

Dénomination et composition

3 Est constituée Exportation et développement Canada, société dotée de la personnalité morale et formée d’un conseil d’administration de treize administrateurs, dont le président du conseil et le président.

L.R. (1985), ch. E-20, art. 3; 2001, ch. 33, art. 4; 2010, ch. 12, art. 1729.

Appointment of directors

4 (1) Each director, other than the Chairperson and the President, shall be appointed by the Minister, with the approval of the Governor in Council, to hold office during pleasure for a term not exceeding four years that will

Nomination des administrateurs

4 (1) Les administrateurs, à l’exception du président du conseil et du président, sont nommés à titre amovible par le ministre avec l’approbation du gouverneur en conseil, pour des mandats respectifs de quatre ans au maximum,

Current to March 23, 2021 Last amended on March 25, 2020	2	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Corporation Established	Constitution de la société
Sections 4-6	Articles 4-6

ensure, as far as possible, the expiration in any one year of the terms of office of not more than one half of the directors.	ces mandats étant, dans la mesure du possible, échelonnés de manière que leur expiration au cours d’une même année touche au plus la moitié des administrateurs.

Appointment of Chairperson	Président du conseil

(2) The Chairperson shall be appointed by the Governor in Council to hold office during pleasure for such term as the Governor in Council considers appropriate.	(2) Le gouverneur en conseil nomme le président du conseil à titre amovible pour le mandat qu’il estime indiqué.

Vice-chairperson	Vice-président du conseil

(3) The Board shall elect a Vice-chairperson of the Board from among the directors.	(3) Le conseil élit un vice-président du conseil en son sein.

R.S., 1985, c. E-20, s. 4; R.S., 1985, c. 1 (4th Supp.), s. 44(E); 2001, c. 33, s. 13(E); 2006, c. 9, s. 254.	L.R. (1985), ch. E-20, art. 4; L.R. (1985), ch. 1 (4[e] suppl.), art. 44(A); 2001, ch. 33, art. 13(A); 2006, ch. 9, art. 254.

Alternate directors	Suppléants

5 The Governor in Council may appoint a person to be an alternate director for any director who is selected from among persons employed in the federal public administration and the alternate director so appointed shall act as a director during any period in which the director for whom he is an alternate is, by reason of absence or incapacity, unable to act.

5 Le gouverneur en conseil peut nommer un suppléant à tout administrateur choisi au sein de l’administration publique fédérale; le suppléant remplace le titulaire du poste en cas d’absence ou d’empêchement de celui-ci.

L.R. (1985), ch. E-20, art. 5; 2003, ch. 22, art. 224(A).

R.S., 1985, c. E-20, s. 5; 2003, c. 22, s. 224(E).

Chairperson to preside at meetings	Présidence des réunions

6 (1) The Chairperson shall preside at meetings of the	6 (1) Le président du conseil préside les réunions du
Board and of the Executive Committee.	conseil et du comité de direction.

Absence, etc., of Chairperson	Absence du président du conseil

(2) In the event of the absence or incapacity of the Chairperson, or if the office of Chairperson is vacant, the Vice-chairperson shall perform the functions of the Chairperson during the absence, incapacity or vacancy.

(2) En cas d’absence ou d’empêchement du président du conseil ou de vacance de son poste, le vice-président du conseil assume la présidence du conseil.

Absence, etc., of Chairperson and Vice-chairperson	Autre intérimaire

(3) Where the Vice-chairperson is, by reason of circumstances referred to in subsection (2), authorized by that subsection to act as Chairperson but the Vice-chairperson is himself absent or incapacitated or the office of Vice-chairperson is vacant, such of the other directors as are present at a meeting shall, if they constitute a quorum of the Board or of the Executive Committee, select a director to act as Chairperson and the director so selected shall perform the functions of the Chairperson until such time as the Chairperson or Vice-chairperson is available to perform them.

(3) Si la règle prévue au paragraphe (2) ne peut être observée du fait que le vice-président du conseil est luimême absent ou empêché ou que son poste est vacant, les autres administrateurs, condition de constituer le quorum du conseil ou du comité de direction, choisissent l’un d’entre eux pour l’exercice temporaire de la présidence du conseil. Leur décision se prend en assemblée.

L.R. (1985), ch. E-20, art. 6; 2001, ch. 33, art. 13(A).

R.S., 1985, c. E-20, s. 6; 2001, c. 33, s. 13(E).

Current to March 23, 2021 Last amended on March 25, 2020	3	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Committees of the Board	Comités du conseil
Sections 7-9	Articles 7-9

Committees of the Board	Comités du conseil

Executive Committee	Comité de direction

7 (1) There shall be an Executive Committee of the Board consisting of the Chairperson and four other directors selected by the Board.	7 (1) Est constitué le comité de direction du conseil, formé du président du conseil et de quatre autres administrateurs choisis par le conseil.

Powers	Pouvoirs

(2) The Executive Committee may exercise any powers and perform any duties of the Board delegated to it by the Board. R.S., 1985, c. E-20, s. 7; 2001, c. 33, s. 13(E).	(2) Le comité de direction exerce les pouvoirs et fonctions que lui délègue le conseil. L.R. (1985), ch. E-20, art. 7; 2001, ch. 33, art. 13(A).

Other committees	Autres comités

7.1 The Board may establish any other committee and that committee may exercise any powers and perform any duties of the Board delegated to it by the Board. 2001, c. 33, s. 6.	7.1 Le conseil peut constituer d’autres comités, qui exercent les pouvoirs et fonctions qu’il leur délègue. 2001, ch. 33, art. 6.

President	Président

Appointment of President	Nomination

8 (1) The President shall be appointed by the Governor in Council to hold office during pleasure for such term as the Governor in Council considers appropriate.	8 (1) Le gouverneur en conseil nomme le président à titre amovible pour le mandat qu’il estime indiqué.

Management of Corporation vested in President	Fonctions

(2) The President is the chief executive officer of the Corporation and has on behalf of the Board the direction and management of the business of the Corporation, with authority to act in the conduct of the business of the Corporation in all matters that are not by this Act or the by-laws of the Corporation specifically reserved to the Board or any committee of the Board.

(2) Le président est le premier dirigeant de la Société; à ce titre, il en assure la direction au nom du conseil. Il est investi à cet effet des pouvoirs qui ne sont pas expressément réservés par la présente loi ou les règlements administratifs de la Société au conseil ou à l’un de ses comités.

Absence or incapacity of President	Absence ou empêchement du président

(3) In the event of the absence or incapacity of the President, or if the office of President is vacant, the Board shall authorize a director or an officer of the Corporation to act as the President for the time being and shall fix the terms and conditions of his appointment and his remuneration, but no person so authorized by the Board has authority to act as President for a period exceeding sixty days without the approval of the Governor in Council.

R.S., 1985, c. E-20, s. 8; R.S., 1985, c. 1 (4th Supp.), s. 44(E); 2001, c. 33, s. 7.

(3) En cas d’absence ou d’empêchement du président ou de vacance de son poste, le conseil charge de l’intérim un administrateur ou un dirigeant de la Société et fixe les conditions de sa nomination et sa rémunération. La durée de l’intérim est, sauf prorogation approuvée par le gouverneur en conseil, limitée à soixante jours.

L.R. (1985), ch. E-20, art. 8; L.R. (1985), ch. 1 (4[e] suppl.), art. 44(A); 2001, ch. 33, art. 7.

Salaries and Expenses	Traitements et indemnités

Salaries, etc., of directors	Traitement des administrateurs

9 (1) Subject to subsection (2), each of the directors not selected from among persons employed in the federal public administration shall be paid by the Corporation	9 (1) Sous réserve du paragraphe (2), les administrateurs choisis en dehors de l’administration publique fédérale reçoivent la rémunération – sous forme de

Current to March 23, 2021 Last amended on March 25, 2020	4	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Salaries and Expenses	Traitements et indemnités
Sections 9-10	Articles 9-10

such salary, fees or other remuneration as is fixed by the Governor in Council and each director is entitled to be paid by the Corporation reasonable travel and other expenses incurred by him in the course of his duties under this Act.

traitement, de rétribution ou sous une autre forme — fixée par le gouverneur en conseil. Tous les administra- teurs ont droit aux frais de déplacement et autres entraînés par l’accomplissement des fonctions qui leur sont confiées en application de la présente loi.

Salaries	Traitement du président du conseil et du président

(2) The Chairperson and, if the President is a person other than the Chairperson, the President shall be paid by the Corporation a salary to be fixed by the Governor in Council.

R.S., 1985, c. E-20, s. 9; 2001, c. 33, s. 13(E); 2003, c. 22, s. 224(E).

(2) Le président du conseil et, s’il ne s’agit pas de la même personne, le président reçoivent de la Société le traitement fixé par le gouverneur en conseil.

L.R. (1985), ch. E-20, art. 9; 2001, ch. 33, art. 13(A); 2003, ch. 22, art. 224(A).

Purposes and Powers	Mission et pouvoirs

Purposes	Mission

10 (1) The Corporation is established for the purposes of	10 (1) La Société a pour mission :
(a) supporting and developing, directly or indirectly, domestic business, at the request of the Minister and the Minister of Finance for a period specified by those Ministers;	a) de soutenir et de développer, directement ou indirectement, l’activité commerciale intérieure, à la demande du ministre et du ministre des Finances, pour la période qu’ils précisent;
(b) supporting and developing, directly or indirectly, Canada’s export trade and Canadian capacity to engage in that trade and to respond to international business opportunities; and

b) de soutenir et de développer, directement ou indirectement, le commerce extérieur du Canada ainsi que la capacité du pays d’y participer et de profiter des dé- bouchés offerts sur le marché international;

(c) providing, directly or indirectly, development financing and other forms of development support in a manner that is consistent with Canada’s international development priorities.

c) de fournir, directement ou indirectement, du financement de développement et d’autres formes de soutien du développement, d’une manière compatible avec les priorités du Canada en matière de développement international.

Publication in Canada Gazette	Publication dans la Gazette du Canada

(1.01) As soon as feasible after a request is made under paragraph (1)(a), the Minister shall publish in the Canada Gazette a notice of that fact as well as the dates on which the period to which the request relates begins and ends.

(1.01) Dès que possible après la formulation d’une de- mande au titre de l’alinéa (1)a), le ministre publie avis de ce fait dans la Gazette du Canada en indiquant la date à laquelle commence la période qui se rapporte à la demande et celle à laquelle elle se termine.

Complementary to commercial products and services	Complémentarité — produits et services commerciaux

(1.02) The Corporation shall carry out its purposes, with regard to domestic business, in a manner that complements the products and services available from commercial financial institutions and commercial insurance providers.

(1.02) La Société exerce sa mission, à l’égard de l’activité commerciale intérieure, de manière à complémenter l’offre de produits et services disponibles auprès des institutions financières commerciales et des fournisseurs d’assurance commerciaux.

Powers	Pouvoirs

(1.1) Subject to any regulations that may be made under subsection (6), in carrying out its purposes under subsection (1), the Corporation may	(1.1) Dans le cadre de sa mission mais sous réserve des règlements qui peuvent être pris aux termes du paragraphe (6), la Société peut :

Current to March 23, 2021 Last amended on March 25, 2020	5	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Purposes and Powers	Mission et pouvoirs
Section 10	Article 10

(a) acquire and dispose of any interest in any property by any means;

(b) enter into any arrangement that has the effect of providing, to any person, any insurance, reinsurance, indemnity or guarantee;

(c) enter into any arrangement that has the effect of extending credit to any person or providing an undertaking to pay money to any person;

(d) take any security interest in any property;

(e) prepare, compile, publish and distribute information and provide consulting services;

(f) procure the incorporation, dissolution or amalgamation of subsidiaries;

(g) acquire and dispose of any interest in any entity by any means;

(h) make any investment or enter into any transaction, including any transaction whose object is the management of portfolio risks, that is necessary or desirable for the financial management of the Corporation;

(i) act as agent for any person or authorize any person to act as agent for the Corporation;

(j) take such steps and do all such things as to it appear necessary or desirable to protect the interests of the Corporation; and

(k) generally, do all such other things as are incidental or conducive to the exercise of its powers, the performance of its functions and the conduct of its business.

a) acquérir et aliéner, par tout moyen, des droits sur des biens;

b) conclure, au profit de toute personne, une entente en matière d’assurance, de réassurance, d’indemnisation ou de garantie;

c) conclure une entente ayant pour effet d’ouvrir un crédit au profit d’une personne ou comportant un engagement de verser une somme d’argent à une personne;

d) acquérir des droits sur des biens à titre de sûreté;

e) recueillir, analyser, publier et diffuser des renseignements et fournir des services de consultation;

f) obtenir la constitution, la dissolution ou la fusion de filiales;

g) acquérir et aliéner, par tout moyen, des droits sur une entité;

h) faire les placements et effectuer les opérations utiles à sa gestion financière, notamment toute opération ayant pour objectif la gestion de ses risques de portefeuille;

i) agir à titre de mandataire d’une personne ou autoriser une personne à agir à titre de mandataire pour elle;

j) prendre les mesures qu’elle estime utiles à la protection de ses intérêts;

k) de façon générale, prendre toutes autres mesures utiles à l’exercice de ses attributions et de ses activités.

Use of services and facilities of departments, etc.	Usage des moyens des ministères

(2) In exercising its powers under this Act, the Corporation shall, where appropriate, make use of the services and facilities of departments, boards and agencies of the Government of Canada.	(2) Dans l’exercice de ses pouvoirs, la Société est tenue, en tant que de besoin, de faire usage des services et installations des ministères ou organismes fédéraux.

Limit of liability	Limite

(3) Subject to subsection (4), the contingent liability of the Corporation in respect of the principal amount owing under all outstanding arrangements entered into under paragraph (1.1)(b) shall at no time exceed

(3) Sous réserve du paragraphe (4), la dette éventuelle de la Société au titre du principal dû aux termes de toutes les ententes en cours conclues en application de l’alinéa (1.1)b) ne peut à aucun moment dépasser :

(a) for the period beginning on the day on which this subsection comes into force and ending on September

a) pour la période commençant à la date d’entrée en vigueur du présent paragraphe et se terminant le 30 septembre 2020, le montant déterminé par le ministre des Finances pendant cette période ou, si ce ministre

Current to March 23, 2021 Last amended on March 25, 2020	6	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Purposes and Powers	Mission et pouvoirs
Section 10	Article 10

30, 2020, the amount that the Minister of Finance determines during that period, or, if that Minister redetermines the amount during that period, the most recently determined amount; and

(b) on and after October 1, 2020, an amount equal to the amount determined by the Minister of Finance under paragraph (a), or, if that Minister redetermined the amount under that paragraph, an amount equal to the last amount so determined.

détermine de nouveau le montant pendant cette période, le montant le plus récemment déterminé;

b) le 1er octobre 2020 et après cette date, le montant égal au montant déterminé par le ministre des Finances au titre de l’alinéa a) ou, si le montant a été déterminé de nouveau par ce ministre au titre de cet alinéa, le montant égal au dernier montant déterminé.

Publication in Canada Gazette	Publication dans la Gazette du Canada

(3.1) As soon as feasible after determining or redetermining an amount under paragraph (3)(a), the Minister of Finance shall publish a notice of that amount in the Canada Gazette.	(3.1) Dès que possible après qu’un montant ait été déterminé ou déterminé de nouveau au titre de l’alinéa (3)a), le ministre des Finances publie avis de ce montant dans la Gazette du Canada.

Exclusion	Exclusion

(4) The amount of the contingent liability referred to in subsection (3) that the Corporation has insured or reinsured or with respect to which the Corporation has a right, by agreement, to be indemnified shall not be taken into account in calculating the contingent liability under that subsection.

(4) Dans le calcul de la dette visée au paragraphe (3), il n’est pas tenu compte du montant de celle-ci que la Société a assuré ou réassuré ou au titre duquel elle a conclu un accord lui donnant droit à une indemnité.

Minister of Finance may prescribe conditions	Conditions du ministre des Finances

(5) The Corporation shall, in exercising the powers conferred on it by paragraph (1.1)(h), comply with such conditions of general application as the Minister of Finance may prescribe.	(5) La Société est tenue, dans l’exercice des pouvoirs qui lui sont conférés par l’alinéa (1.1)h), de respecter les conditions générales que peut fixer le ministre des Finances.

Regulations	Règlements

(6) The Governor in Council may, on the recommendation of the Minister and the Minister of Finance, make regulations governing

(a) the disposal by sale or lease of property acquired by the Corporation for the purpose of such disposal;

(b) the entering into by the Corporation of arrangements that

(i) have the effect of

(A) providing, to any person, any insurance, reinsurance, indemnity or guarantee,

(B) extending credit to any person, or

(C) providing an undertaking to pay money to any person, and

(ii) are made in respect of transactions not relating, directly or indirectly, to the carrying on of business or other activities outside Canada;

(6) Le gouverneur en conseil peut, par règlement pris sur recommandation du ministre et du ministre des Finances, régir :

a) la cession par vente ou bail de biens acquis par la Société dans l’intention de les céder;

b) la conclusion par la Société, au profit de quelque personne que ce soit, d’ententes — en matière soit d’assurance, de réassurance, d’indemnisation ou de garantie, soit d’ouverture de crédit ou d’engagement de verser une somme d’argent — visant des opérations non liées, directement ou indirectement, à l’exploitation d’une entreprise ou à l’exercice d’autres activités à l’étranger;

c) la conclusion par la Société d’ententes ayant pour effet d’ouvrir un crédit au profit d’une personne en vue de l’acquisition par celle-ci de droits sur une entité autres que des sûretés;

d) la conclusion par la Société d’ententes en matière d’assurance, d’indemnisation ou de garantie au profit

Current to March 23, 2021 Last amended on March 25, 2020	7	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Purposes and Powers	Mission et pouvoirs
Section 10	Article 10

(c) the entering into by the Corporation of arrangements that have the effect of extending credit to a person in respect of the acquisition by that person of any interest, other than a security interest, in any entity;

(d) the entering into by the Corporation of arrangements that have the effect of providing to a person any insurance, indemnity or guarantee, in respect of the financing, by that person, of an acquisition by another person of any interest, other than a security interest, in any entity;

(e) the provision by the Corporation of consulting services on a fee basis; and

(f) the acquisition by the Corporation of any interest, other than a security interest or an interest resulting from the realization of a security interest, in any entity.

d’une personne visant le financement par celle-ci de l’acquisition par une autre personne de droits sur une entité autres que des sûretés;

e) la fourniture par la Société de services de consultation à titre onéreux;

f) l’acquisition par la Société de droits sur une entité autres que des sûretés ou des droits découlant de la réalisation de sûretés.

Approval	Agrément

(7) For greater certainty, the regulations made pursuant to subsection (6) may specify that certain transactions or classes of transactions of the Corporation require the approval of the Minister, the Minister jointly with the Minister of Finance, or the Governor in Council and, where so specified, the Minister, the Minister jointly with the Minister of Finance, or the Governor in Council is authorized to give that approval.

(7) Il est entendu que les règlements d’application du paragraphe (6) peuvent prévoir que certaines opérations ou catégories d’opérations de la Société sont subordonnées à l’agrément du ministre, donné par lui seul ou conjointement avec le ministre des Finances, ou à celui du gouverneur en conseil; le cas échéant, ces autorités sont habilitées à procéder à l’agrément.

Publication of proposed regulations	Publication des règlements envisagés

(8) Subject to subsection (9), the Minister shall cause to be published in the Canada Gazette at least sixty days before the proposed effective date thereof a copy of every regulation that the Governor in Council proposes to make under this Act and a reasonable opportunity shall be afforded to interested persons to make representations with respect thereto.

(8) Sous réserve du paragraphe (9), le ministre publie dans la Gazette du Canada, au moins soixante jours avant la date envisagée pour son entrée en vigueur, tout règlement que le gouverneur en conseil se propose de prendre en vertu de la présente loi, étant entendu que tout intéressé doit avoir la possibilité de présenter des observations à ce sujet.

Exceptions	Exceptions

(9) The Minister is not required to cause to be published a proposed regulation if the proposed regulation

(a) has been published pursuant to subsection (8) whether or not it has been amended as a result of representations made by interested persons as provided in that subsection; or

(b) in the opinion of the Minister, makes no material substantive change in an existing regulation.

R.S., 1985, c. E-20, s. 10; 1993, c. 26, s. 4; 2001, c. 33, s. 8; 2009, c. 2, ss. 260, 263; 2010, c. 12, s. 1831; 2015, c. 36, s. 84; 2020, c. 5, s. 17.

(9) Le ministre n’est pas tenu de publier le projet du règlement qui :

a) a été publié en application du paragraphe (8), qu’il ait ou non été modifié à la suite d’observations présentées par les intéressés;

b) n’apporte, à son avis, aucune modification de fond importante à la réglementation existante.

L.R. (1985), ch. E-20, art. 10; 1993, ch. 26, art. 4; 2001, ch. 33, art. 8; 2009, ch. 2, art. 260 et 263; 2010, ch. 12, art. 1831; 2015, ch. 36, art. 84; 2020, ch. 5, art. 17.

Current to March 23, 2021 Last amended on March 25, 2020	8	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Environmental Effects	Effets environnementaux
Sections 10.1-11	Articles 10.1-11

Environmental Effects	Effets environnementaux

Requirement	Obligation

10.1 (1) Before entering, in the exercise of its powers under subsection 10(1.1), into a transaction that is related to a project, the Corporation must determine, in accordance with the directive referred to in subsection (2),

10.1 (1) Avant de procéder, dans l’exercice des pouvoirs que le paragraphe 10(1.1) lui confère, à une opération qui se rapporte à un projet, la Société est tenue de décider, en conformité avec la directive visée au paragraphe (2) :

(a) whether the project is likely to have adverse environmental effects despite the implementation of mitigation measures; and	a) si le projet aura probablement des effets environnementaux négatifs malgré l’application de mesures d’atténuation;

(b) if such is the case, whether the Corporation is justified in entering into the transaction.	b) le cas échéant, si elle est justifiée de procéder à l’opération.

Directive	Directive

(2) The Board shall issue a directive respecting the determination referred to in subsection (1), which directive may	(2) Le conseil établit une directive qui régit la décision visée au paragraphe (1). Il peut :

(a) define the words and expressions that the Board considers necessary for the application of that subsection, including the words and expressions “transaction”, “project”, “adverse environmental effects” and “mitigation measures”;

(b) establish the criteria that the Corporation must apply in making the determination; and

(c) establish exceptions specifically or by any class, as defined by the Board, to the Corporation’s obligation to make the determination.

a) y définir, pour l’application de celui-ci, les termes qu’il estime nécessaires, notamment les termes « opération », « projet », « effets environnementaux négatifs » et « mesures d’atténuation »;

b) y fixer les critères sur lesquels la Société se fonde

pour prendre la décision;

c) y prévoir, nommément ou selon les catégories qu’il définit, les exceptions à l’obligation de décision de la Société.

Statutory Instruments Act	Loi sur les textes réglementaires

(3) The directive is not a statutory instrument for the purposes of the Statutory Instruments Act.	(3) La directive n’est pas un texte réglementaire pour l’application de la Loi sur les textes réglementaires.

2001, c. 33, s. 9.	2001, ch. 33, art. 9.

Capital and Shares	Capital-actions

Authorized capital	Capital autorisé

11 (1) The authorized capital of the Corporation is	11 (1) Le capital autorisé de la Société est :

(a) for the period beginning on the day on which this subsection comes into force and ending on September 30, 2020, the amount that the Minister of Finance de termines during that period, or, if that Minister rede termines the amount during that period, the most re cently determined amount; and

a) pour la période commençant à la date d’entrée en vigueur du présent paragraphe et se terminant le 30 septembre 2020, le montant déterminé par le ministre des Finances pendant cette période ou, si ce ministre détermine de nouveau le montant pendant cette période, le montant le plus récemment déterminé;

(b) on and after October 1, 2020, an amount equal to the amount determined by the Minister of Finance under paragraph (a), or, if that Minister redetermined

Current to March 23, 2021 Last amended on March 25, 2020	9	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Capital and Shares	Capital-actions
Sections 11-14	Articles 11-14

the amount under that paragraph, an amount equal to the last amount so determined. Each share has a par value of $100.

b) le 1er octobre 2020 et après cette date, le montant égal au montant déterminé par le ministre des Finances au titre de l’alinéa a) ou, si le montant a été déterminé de nouveau par ce ministre au titre de cet alinéa, le montant égal au dernier montant déterminé.

La valeur nominale des actions est de cent dollars chacune.

Publication in Canada Gazette	Publication dans la Gazette du Canada

(1.1) As soon as feasible after determining or redetermining an amount under paragraph (1)(a), the Minister of Finance shall publish a notice of that amount in the Canada Gazette.	(1.1) Dès que possible après qu’un montant ait été déterminé ou déterminé de nouveau au titre de l’alinéa (1)a), le ministre des Finances publie avis de ce montant dans la Gazette du Canada.

Subscription and payment for shares	Souscription et paiement des actions

(2) Where the Board recommends that the Minister subscribe for unissued shares of the Corporation, the Minister may, if the Minister of Finance concurs, subscribe at par for such number of shares as he considers desirable and the amount of each subscription shall be paid to the Corporation out of the Consolidated Revenue Fund at such times and in such amounts as the Board requires.

(2) Le ministre peut, sur recommandation du conseil et avec l’agrément du ministre des Finances, souscrire à leur valeur nominale, parmi les actions non émises de la Société, le nombre d’actions qu’il estime indiqué. Le montant de la souscription est versé à la Société, sur le Trésor, au fur et à mesure des besoins du conseil.

Shares not transferable	Incessibilité

(3) The shares of the capital stock of the Corporation are not transferable and shall be held in trust for Her Majesty. R.S., 1985, c. E-20, s. 11; 2009, c. 2, s. 261; 2020, c. 5, s. 18.	(3) Les actions de la Société sont incessibles et détenues en fiducie pour le compte de Sa Majesté. L.R. (1985), ch. E-20, art. 11; 2009, ch. 2, art. 261; 2020, ch. 5, art. 18.

Borrowing	Emprunt

12 The Corporation may borrow money by any means, including issuing and selling bonds, debentures, notes and other evidences of indebtedness of the Corporation.

R.S., c. E-18, s. 12; 1980-81-82-83, c. 163, s. 7; 1984, c. 31, s. 14.

12 La Société peut contracter des emprunts par tout moyen, y compris l’émission et la vente de titres de créance, notamment obligations, débentures et effets de commerce.

S.R., ch. E-18, art. 12; 1980-81-82-83, ch. 163, art. 7; 1984, ch. 31, art. 14.

Loans to Corporation	Prêts à la Société

13 At the request of the Corporation, the Minister of Finance may, out of the Consolidated Revenue Fund, lend money to the Corporation on such terms and conditions as are fixed by him.

R.S., c. E-18, s. 13.

13 Sur demande de la Société, le ministre des Finances peut, aux conditions qu’il fixe, lui consentir des prêts sur le Trésor. S.R., ch. E-18, art. 13.

Maximum borrowings of Corporation	Plafond

14 (1) The aggregate amount of borrowings of the Corporation pursuant to sections 12 and 13 and outstanding shall at no time exceed an amount equal to fifteen times the aggregate of	14 (1) Le total non remboursé des emprunts contractés par la Société en application des articles 12 et 13 ne peut à aucun moment être plus de quinze fois supérieur à la somme des éléments suivants :

(a) the paid-in capital of the Corporation, and	a) son capital versé;

(b) the retained earnings of the Corporation, determined in accordance with the most recent statements	b) le montant des bénéfices non répartis figurant aux derniers états financiers annuels examinés par le vérificateur général du Canada.

Current to March 23, 2021 Last amended on March 25, 2020	10	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
Capital and Shares	Capital-actions
Sections 14-16	Articles 14-16

of accounts of the Corporation for a financial year that have been audited by the Auditor General of Canada.

Calculation of maximum borrowings	Calcul du plafond

(2) For the purpose of calculating the aggregate amount of outstanding borrowings of the Corporation under sub-section (1),	(2) Dans le calcul du total non remboursé des emprunts, il n’est pas tenu compte des :

(a) accumulated deficits, and

(b) the retained earnings of the Corporation, where the Corporation and its auditor are unable to agree on the amount of the retained earnings,

shall not be taken into account.

R.S., 1985, c. E-20, s. 14; 1993, c. 26, s. 5.

a) déficits accumulés;

b) bénéfices non répartis de la Société, dans le cas où elle ne s’entend pas avec son vérificateur sur le montant de ceux-ci.

L.R. (1985), ch. E-20, art. 14; 1993, ch. 26, art. 5.

Reserves or provisions	Réserves ou provisions

15 The Corporation may establish one or more reserves or provisions out of which may be paid any losses sustained by the Corporation in the conduct of its business.

R.S., c. E-18, s. 15; 1980-81-82-83, c. 47, s. 14.

15 La Société peut constituer des réserves ou provisions et y imputer les pertes qu’elle subit dans l’exercice de ses activités. S.R., ch. E-18, art. 15; 1980-81-82-83, ch. 47, art. 14.

By-laws	Règlements administratifs

By-laws	Règlements administratifs

16 The Board may make by-laws	16 Le conseil peut, par règlement administratif :

(a) for the regulation of its proceedings, including the delegation of any of its powers and duties to any committee of the Board and the fixing of quorums for meetings of the Board and any committee of the Board;

(b) prescribing the duties of any officers and employees of the Corporation;

(c) delegating to the President the conduct of any business of the Board;

(d) delegating, subject to any terms and conditions specified in the by-laws and despite any delegation of such authority to any committee of the Board, to any one or more officers of the Corporation, jointly or severally, any authority to authorize the Corporation to exercise a power under this Act that is given specifically to the Board by any provision of this Act;

(d.1) respecting

(i) the establishment, management and administration of a pension plan for the officers and employees of the Corporation and their dependants,

(ii) the contributions to be made by the Corporation to the associated pension fund,

a) régir la conduite de ses travaux, notamment la délégation de pouvoirs et fonctions à ses comités, et la fixation du quorum de ses réunions et de celles de ses comités;

b) définir les tâches des dirigeants et employés de la Société;

c) déléguer au président certaines de ses tâches;

d) déléguer à un ou plusieurs dirigeants de la Société, conditionnellement ou non et à titre individuel ou collectif, tout pouvoir d’autorisation que lui confère la présente loi à l’égard de la Société, même si le pouvoir a déjà été délégué à l’un des comités du conseil;

d.1) régir la création, la gestion et l’administration d’un régime de retraite pour les dirigeants et les employés de la Société et les personnes à leur charge, les contributions à verser par la Société à la caisse de retraite du régime, l’attribution de prestations au titre du régime, le paiement de pensions et le placement des actifs de la caisse;

e) de façon générale, régir ses activités.

L.R. (1985), ch. E-20, art. 16; 2001, ch. 33, art. 10.

Current to March 23, 2021 Last amended on March 25, 2020	11	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
By-laws	Règlements administratifs
Sections 16-20	Articles 16-20

(iii) the provision of benefits under the pension plan,

(iv) the payment of pensions, and

(v) the investment of the assets of the fund; and

(e) generally, for the conduct and management of its activities.

R.S., 1985, c. E-20, s. 16; 2001, c. 33, s. 10.

General	Dispositions générales

Offices	Bureaux et siège social
17 (1) The Corporation may establish offices in and outside Canada, and the Corporation’s head office shall be in the National Capital Region as described in the schedule to the National Capital Act.	17 (1) La Société peut constituer des bureaux au Canada et à l’étranger. Son siège social est fixé dans la région de la capitale nationale définie à l’annexe de la Loi sur la capitale nationale.

Approval	Agrément
(2) The Corporation shall obtain the approval of the Minister and the Minister of Foreign Affairs before establishing any office outside Canada.	(2) La constitution de tout bureau à l’étranger est subordonnée à l’agrément du ministre et du ministre des Affaires étrangères.

Conditions	Conditions
(3) The approval may be of a limited duration and may be subject to conditions.	(3) L’agrément peut être de durée limitée et assorti de conditions.

Revocation	Révocation

(4) Either the Minister or the Minister of Foreign Affairs may, if he or she considers it appropriate, revoke the approval by giving notice to the Corporation of the revocation and of its effective date.

R.S., 1985, c. E-20, s. 17; 1993, c. 26, s. 6; 2010, c. 12, s. 1832.

(4) Le ministre ou le ministre des Affaires étrangères peut, s’il l’estime indiqué, révoquer l’agrément en donnant à la Société un avis précisant la date de prise d’effet de la révocation.

L.R. (1985), ch. E-20, art. 17; 1993, ch. 26, art. 6; 2010, ch. 12, art. 1832.

Agent of Her Majesty	Mandataire de Sa Majesté
18 The Corporation is for all purposes an agent of Her Majesty in right of Canada. R.S., c. E-18, s. 18; 1984, c. 31, s. 14.	18 La Société est mandataire de Sa Majesté du chef du Canada. S.R., ch. E-18, art. 18; 1984, ch. 31, art. 14.

Terms and conditions	Conditions d’exercice des pouvoirs

19 The Board may, subject to this Act and any by-law of the Board, determine the terms and conditions on which the Corporation may exercise any power under this Act.

R.S., 1985, c. E-20, s. 19; 1993, c. 26, s. 7.

19 Le conseil peut, sous réserve des autres dispositions de la présente loi et de ses règlements administratifs, fixer les conditions d’exercice des pouvoirs de la Société prévus par la présente loi.

L.R. (1985), ch. E-20, art. 19; 1993, ch. 26, art. 7.

Staff	Personnel
20 The Corporation may employ such officers and employees and such consultants and advisers as it deems necessary to carry out its purposes and shall fix the terms

20 La Société peut engager le personnel ainsi que les experts et autres conseillers qu’elle estime nécessaires à la réalisation de sa mission; elle définit leurs conditions d’emploi et fixe et verse leur rémunération.

S.R., ch. E-18, art. 20.

Current to March 23, 2021 Last amended on March 25, 2020	12	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
General	Dispositions générales
Sections 20-23	Articles 20-23

and conditions of their employment and their remuneration, which shall be paid by the Corporation. R.S., c. E-18, s. 20.

Auditor	Vérificateur

21 (1) The Auditor General of Canada is the auditor of the Corporation.	21 (1) Le vérificateur général du Canada est le vérificateur de la Société.

Report re directive	Rapport sur la directive

(2) As auditor of the Corporation, the Auditor General must, at least once every five years, audit the design and the implementation of the directive referred to in subsection 10.1(2) and submit a report on the audit to the Board and to the Minister. The Auditor General must submit the report to each House of Parliament on any of the first thirty days on which it is sitting after the report is completed.

R.S., 1985, c. E-20, s. 21; 2001, c. 33, s. 11.

(2) À ce titre, il est tenu, au moins une fois tous les cinq ans, de vérifier la directive visée au paragraphe 10.1(2) et sa mise en œuvre et de présenter un rapport au conseil et au ministre. Il fait déposer le rapport devant chaque chambre du Parlement dans les trente premiers jours de séance de celle-ci suivant son achèvement.

L.R. (1985), ch. E-20, art. 21; 2001, ch. 33, art. 11.

Exemption from income tax	Exemption de l’impôt sur le revenu

22 Section 27 of the Income Tax Act does not apply to the Corporation. R.S., c. E-18, s. 22; 1970-71-72, c. 43, s. 3, c. 63, s. 4.	22 L’article 27 de la Loi de l’impôt sur le revenu ne s’applique pas à la Société. S.R., ch. E-18, art. 22; 1970-71-72, ch. 43, art. 3, ch. 63, art. 4.

Authorization of the Minister	Autorisation du ministre

23 (1) If the Corporation advises the Minister that it will not, without an authorization made under this section, enter into any transaction or class of transactions that it has the power to enter into under subsection 10(1.1) and the Minister is of the opinion that it is in the national interest that the Corporation enter into any such transaction or class of transactions, the Minister, with the concurrence of the Minister of Finance, may authorize the Corporation to do so.

23 (1) Lorsque la Société l’informe qu’elle ne procédera pas, sans l’autorisation prévue au présent article, à une opération ou catégorie d’opérations qu’elle a le pouvoir d’effectuer aux termes du paragraphe 10(1.1), le ministre, s’il estime que cela servirait l’intérêt national peut, avec le consentement du ministre des Finances, lui accorder cette autorisation.

Amendment without authorization	Modification sans autorisation

(2) The Corporation may amend any agreement entered into pursuant to an authorization of the Minister made under subsection (1), without further authorization of the Minister, if the amendment in no way results in the agreement being inconsistent with the Minister’s authorization.

(2) La Société peut modifier tout accord conclu par suite de cette autorisation sans une nouvelle autorisation du ministre à condition que la modification ne rende pas l’accord incompatible avec l’autorisation.

Moneys required to discharge obligations to be paid out of C.R.F.	Prélèvements sur le Trésor

(3) All moneys required by the Corporation to discharge its obligations under any transaction entered into under this section shall be paid to the Corporation by the Minister of Finance out of the Consolidated Revenue Fund.

(3) Les fonds dont la Société a besoin pour s’acquitter des obligations découlant des opérations effectuées au titre du présent article lui sont versés par le ministre des Finances sur le Trésor.

Separate account	Compte distinct

(4) The Corporation shall maintain a separate account of all moneys received by way of receipts and recoveries, and of all disbursements made, in connection with all	(4) La Société tient un compte distinct tant des recettes et recouvrements que des déboursés afférents aux opérations effectuées au titre du présent article et, sous réserve

Current to March 23, 2021 Last amended on March 25, 2020	13	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
General	Dispositions générales
Sections 23-24	Articles 23-24

transactions entered into under this section and shall, subject to subsections (5) and (6), pay to the Receiver General all such receipts and recoveries.	des paragraphes (5) et (6), verse les fonds perçus au receveur général.

Expenses and overhead	Dépenses et frais généraux

(5) The Minister of Finance may authorize the Corporation to retain from any receipts and recoveries described in subsection (4) such part thereof as the Minister of Finance considers to be required to meet the expenses and overhead of the Corporation arising out of transactions described in that subsection.

(5) Le ministre des Finances peut autoriser la Société à retenir sur ces recettes et recouvrements les sommes qu’il estime nécessaires pour couvrir les dépenses et les frais généraux afférents à ces opérations.

Financial management	Gestion financière

(6) The Minister, with the concurrence of the Minister of Finance, may authorize the Corporation to make any investment or enter into any transaction or any class of transactions — including the forgiveness in whole or in part of any debt or obligation — that is necessary or desirable for the management of assets and liabilities arising out of any transaction that may be entered into under this section.

R.S., 1985, c. E-20, s. 23; 1993, c. 26, s. 8; 2010, c. 12, s. 1833; 2020, c. 5, s. 19.

(6) Le ministre peut, avec le consentement du ministre des Finances, autoriser la Société à effectuer les placements ou les opérations ou catégories d’opérations qui sont utiles à la gestion des éléments d’actif ou de passif découlant des opérations qui peuvent être effectuées au titre du présent article, notamment renoncer totalement ou partiellement à une créance.

L.R. (1985), ch. E-20, art. 23; 1993, ch. 26, art. 8; 2010, ch. 12, art. 1833; 2020, ch. 5, art. 19.

Limit of liability	Limite de responsabilité

24 (1) Subject to subsection (2), in respect of transactions entered into under section 23, the total of the following liabilities and obligations shall at no time exceed the amount referred to in paragraph (1.1)(a) or (b), as the case may be:

24 (1) Pour ce qui est des opérations visées à l’article 23, la somme des éléments ci-après ne peut à aucun moment dépasser le montant établi au titre de l’alinéa (1.1)a) ou b), selon le cas :

(a) the contingent liability of the Corporation in respect of the principal amount owing under all outstanding arrangements giving rise to contingent liabilities,

(b) the obligation of the Corporation to advance funds in respect of any outstanding arrangement that has the effect of extending credit or to pay money to any person in respect of any outstanding arrangement, and

(c) the outstanding principal amount of obligations owed to the Corporation in respect of any arrangement that has the effect of extending credit.

a) la dette éventuelle de la Société au titre du principal encore impayé dans le cadre des ententes correspondantes qui sont en cours;

b) les obligations que la Société a contractées, dans le cadre d’ententes qui sont en cours, d’avancer une somme d’argent au titre d’une ouverture de crédit ou de verser une somme d’argent à une personne;

c) le principal encore impayé des créances de la Société dans le cadre d’ententes d’ouverture de crédit.

Determination of amount	Détermination d’un montant

(1.1) The amount which the total liabilities and obligations referred to in subsection (1) shall at no time exceed is

(a) for the period beginning on the day on which this subsection comes into force and ending on September

(1.1) Le montant que la somme des éléments visés au paragraphe (1) ne peut à aucun moment dépasser est :

a) pour la période commençant à la date d’entrée en vigueur du présent paragraphe et se terminant le 30 septembre 2020, le montant déterminé par le ministre des Finances pendant cette période ou, si ce ministre détermine de nouveau le montant pendant cette période, le montant le plus récemment déterminé;

Current to March 23, 2021 Last amended on March 25, 2020	14	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
General	Dispositions générales
Sections 24-24.2	Articles 24-24.2

30, 2020, the amount that the Minister of Finance determines during that period, or, if that Minister redetermines the amount during that period, the most recently determined amount; and

b) le 1er octobre 2020 et après cette date, le montant égal au montant déterminé par le ministre des Finances au titre de l’alinéa a) ou, si le montant a été déterminé de nouveau par ce ministre au titre de cet alinéa, le montant égal au dernier montant déterminé.

(b) on and after October 1, 2020, an amount equal to the amount determined by the Minister of Finance under paragraph (a), or, if that Minister redetermined the amount under that paragraph, an amount equal to the last amount so determined.

Publication in Canada Gazette	Publication dans la Gazette du Canada

(1.2) As soon as feasible after determining or redeter-mining an amount under paragraph (1.1)(a), the Minister of Finance shall publish a notice of that amount in the Canada Gazette.	(1.2) Dès que possible après qu’un montant ait été déterminé ou déterminé de nouveau au titre de l’alinéa (1.1)a), le ministre des Finances publie avis de ce montant dans la Gazette du Canada.

Exclusion	Exclusions

(2) The amount of

(a) the contingent liability referred to in paragraph (1)(a) that the Corporation has insured or reinsured or with respect to which the Corporation has a right, by agreement, to be indemnified, and

(b) the obligations referred to in paragraphs (1)(b) and (c) that the Corporation has sold, assigned or otherwise transferred on a non-recourse basis shall not be taken into account in calculating the total liabilities and obligations under subsection (1).

R.S., 1985, c. E-20, s. 24; 1993, c. 26, s. 8; 2009, c. 2, s. 262; 2020, c. 5, s. 20.

(2) Dans le calcul de la somme des éléments visés au paragraphe (1), il n’est pas tenu compte du montant :

a) des dettes éventuelles visées à l’alinéa (1)a) que la Société a assurées ou réassurées ou au titre desquelles elle a conclu un accord lui donnant droit à une indemnité;

b) des obligations visées à l’alinéa (1)b) et des créances visées à l’alinéa (1)c) que la Société a transférées sans recours, notamment par vente ou par cession.

L.R. (1985), ch. E-20, art. 24; 1993, ch. 26, art. 8; 2009, ch. 2, art. 262; 2020, ch. 5, art. 20.

Impact Assessment Act	Loi sur l’évaluation d’impact

24.1 Section 83 of the Impact Assessment Act does not apply when the Minister or the Minister of Finance exercises a power or performs a duty or function under this Act or any regulation made under it, or exercises a power of authorization or approval with respect to the Corporation under any other Act of Parliament or any regulation made under it.

2001, c. 33, s. 12; 2012, c. 19, s. 57; 2019, c. 28, s. 101.

24.1 L’article 83 de la Loi sur l’évaluation d’impact ne s’applique pas dans les cas où le ministre ou le ministre des Finances exercent soit une attribution sous le régime de la présente loi, soit, relativement à la Société, tout pouvoir d’autorisation ou d’approbation sous le régime d’une autre loi fédérale.

2001, ch. 33, art. 12; 2012, ch. 19, art. 57; 2019, ch. 28, art. 101.

Use of Corporation’s name or initials	Usage des noms et sigles de la Société

24.2 (1) Except with the written consent of the Corporation, no person shall in any prospectus or advertisement, or for any other business purpose, use the following names and initials: “Export Development Canada”, “Exportation et développement Canada”, “Export Development Corporation”, “Société pour l’expansion des exportations”, “E.D.C.”, “EDC”, “S.E.E.” and “SEE”.

24.2 (1) Il est interdit à toute personne de se servir dans un prospectus ou un texte publicitaire ou à toute autre fin commerciale, sans le consentement écrit de la Société, des noms et sigles suivants : « Exportation et développement Canada », « Export Development Canada », « Société pour l’expansion des exportations », « Export Development Corporation », « E.D.C. », « EDC », « S.E.E. » et « SEE ».

Current to March 23, 2021 Last amended on March 25, 2020	15	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
General	Dispositions générales
Sections 24.2-25	Articles 24.2-25

Offence	Infraction

(2) A person who contravenes subsection (1) is guilty of an offence and liable on summary conviction to a fine not exceeding $10,000 or to imprisonment for a term not exceeding six months, or to both.

2001, c. 33, s. 12.

(2) Quiconque contrevient au paragraphe (1) commet une infraction et encourt, sur déclaration de culpabilité par procédure sommaire, une amende maximale de 10 000 $ et un emprisonnement maximal de six mois, ou l’une de ces peines.

2001, ch. 33, art. 12.

Privileged information	Renseignements protégés

24.3 (1) Subject to subsection (2), all information obtained by the Corporation in relation to its customers is privileged and a director, officer, employee or agent of, or adviser or consultant to, the Corporation must not knowingly communicate, disclose or make available the information, or permit it to be communicated, disclosed or made available.

24.3 (1) Sous réserve du paragraphe (2), les renseignements recueillis par la Société sur ses clients sont confidentiels et aucun administrateur, dirigeant, mandataire, conseiller, expert ou employé de celle-ci ne peut sciemment les communiquer ou les laisser communiquer ou y donner accès ou permettre à quiconque d’y donner accès.

Authorized disclosure	Communication autorisée

(2) Privileged information may be communicated, disclosed or made available

(a) for the purpose of the administration or enforcement of this Act and legal proceedings related to it;

(b) for the purpose of prosecuting an offence under this Act or any other Act of Parliament;

(c) to the Minister of National Revenue solely for the purpose of administering or enforcing the Income Tax Act or the Excise Tax Act; or

(d) with the written consent of the person to whom the information relates.

2006, c. 9, s. 179.

(2) La communication des renseignements protégés et l’accès à ceux-ci sont autorisés dans les cas suivants :

a) ils sont destinés à l’application ou à l’exécution de la présente loi et des procédures judiciaires qui s’y rapportent;

b) ils sont destinés aux poursuites intentées en vertu de la présente loi ou de toute autre loi fédérale;

c) ils sont destinés au ministre du Revenu national uniquement pour l’administration ou l’application de la Loi de l’impôt sur le revenu ou de la Loi sur la taxe d’accise;

d) ils sont communiqués avec le consentement écrit de la personne à laquelle ils se rapportent.

2006, ch. 9, art. 179.

Review	Examen

25 (1) Five years after the coming into force of this section and every ten years thereafter, the Minister shall cause a review of the provisions and operation of this Act to be undertaken in consultation with the Minister of Finance.

25 (1) À la fin des cinq années suivant l’entrée en vigueur du présent article — et ce ensuite tous les dix ans —, le ministre est tenu de faire effectuer un examen des dispositions et de l’application de la présente loi en consultation avec le ministre des Finances.

Report to Parliament	Rapport au Parlement

(2) The Minister shall, within one year after causing a review to be undertaken pursuant to subsection (1), submit a report on the review to Parliament.	(2) Le ministre présente un rapport de l’examen prévu au paragraphe (1) au Parlement dans l’année suivant la date à laquelle il a ordonné cet examen.

Study	Étude

(3) Each report submitted to Parliament pursuant to subsection (2) shall be reviewed by such committee of the	(3) Les comités du Sénat et de la Chambre des communes ou mixtes chargés d’étudier les rapports visés au présent article procèdent à leur examen. L.R. (1985), ch. E-20, art. 25; 1993, ch. 26, art. 8.

Current to March 23, 2021 Last amended on March 25, 2020	16	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
General	Dispositions générales
Sections 25-26	Articles 25-26

Senate and of the House of Commons or such joint committee as is designated or established for the purpose of reviewing such report. R.S., 1985, c. E-20, s. 25; 1993, c. 26, s. 8.

Minister for International Development	Ministre du Développement international

26 Before the Minister takes an action under this Act or Part X of the Financial Administration Act that is aimed at the Corporation’s carrying out its purpose under paragraph 10(1)(c), the Minister shall consult the Minister for International Development.

2015, c. 36, s. 85.

26 L’accomplissement de tout acte par le ministre sous le régime de la présente loi ou de la partie X de la Loi sur la gestion des finances publiques visant la réalisation de la mission de la Société dans le cadre de l’alinéa 10(1)c) est subordonné à la consultation préalable du ministre du Développement international.

2015, ch. 36, art. 85.

Current to March 23, 2021 Last amended on March 25, 2020	17	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
RELATED PROVISIONS	DISPOSITIONS CONNEXES

RELATED PROVISIONS	DISPOSITIONS CONNEXES

— 1993, c . 26, s . 9	— 1993, ch . 26, art . 9

Transitional	Dispositions transitoires

9 (1) Transactions entered into under sections 24, 29, 33, 34 and 39 of the Export Development Act, as those provisions read immediately before the coming into force of section 8 of this Act, are deemed to have been entered into under section 10 of that Act, as amended by section 4 of this Act.

9 (1) Les opérations effectuées en application des articles 24, 29, 33, 34 et 39 de la Loi sur l’expansion des exportations avant l’entrée en vigueur de l’article 8 de la présente loi sont réputées avoir été effectuées en application de l’article 10 de la première loi dans sa version modifiée par l’article 4 de la présente loi.

Idem	Idem

(2) Transactions entered into under sections 27, 31 and 35 of the Export Development Act, as those provisions read immediately before the coming into force of section 8 of this Act, are deemed to have been entered into under section 23 of that Act, as enacted by section 8 of this Act.

(2) Les opérations effectuées en application des articles 27, 31 et 35 de la Loi sur l’expansion des exportations avant l’entrée en vigueur de l’article 8 de la présente loi sont réputées avoir été effectuées en application de l’article 23 de la première loi dans sa version édictée par l’article 8 de la présente loi.

— 2001, c . 33, ss . 14 to 17	— 2001, ch . 33, art . 14 à 17

Powers, duties and functions	Transfert d’attributions

14 Wherever, under any Act of Parliament, any instrument made under an Act of Parliament or any contract, lease, licence or other document, a power, duty or function is vested in or exercisable by the Export Development Corporation, that power, duty or function is vested in or exercisable by Export Development Canada.

14 Les attributions conférées, sous le régime d’une loi fédérale ou au titre d’un contrat, bail, permis ou autre do- cument, à la Société pour l’expansion des exportations sont exercées par Exportation et développement Canada.

— 2001, c . 33, ss . 14 to 17	— 2001, ch . 33, art . 14 à 17

References	Mentions

15 Every reference to the Export Development Corporation in any deed, contract or other document executed by the Export Development Corporation in its own name shall, unless the context otherwise requires, be read as a reference to Export Development Canada.

15 Sauf indication contraire du contexte, dans les contrats, actes et autres documents signés sous son nom par la Société pour l’expansion des exportations, toute mention de cette dernière vaut mention d’Exportation et développement Canada.

— 2001, c . 33, ss . 14 to 17	— 2001, ch . 33, art . 14 à 17

Rights and obligations transferred	Transfert des droits et obligations

16 All rights and property of the Export Development Corporation, rights and property held in its name or held in trust for it and all its obligations and liabilities are deemed to be rights, property, obligations and liabilities of Export Development Canada.

16 Les droits et biens de la Société pour l’expansion des exportations, ceux qui sont détenus en son nom ou en fiducie pour elle, ainsi que ses obligations et engagements sont réputés être ceux d’Exportation et développement Canada.

— 2001, c . 33, ss . 14 to 17	— 2001, ch . 33, art . 14 à 17

Continuation of legal proceedings	Procédures judiciaires en cours

*17 Any legal proceeding to which the Export Development Corporation is party pending in any court immediately before the day on which this section comes into force may be continued by or against Export

*17 Exportation et développement Canada prend la suite de la Société pour l’expansion des exportations, au même titre et dans les mêmes conditions que celle-ci, comme partie aux procédures judiciaires en cours à la date

Current to March 23, 2021 Last amended on March 25, 2020	18	À jour au 23 mars 2021 Dernière modification le 25 mars 2020

Export Development	Développement des exportations
RELATED PROVISIONS	DISPOSITIONS CONNEXES

Development Canada in the same manner and to the same extent as it could have been continued by or against the Export Development Corporation.

*  [Note: Section 17 in force December 21, 2001, see SI/2002-15.]

d’entrée en vigueur du présent article et auxquelles la Société pour l’expansion des exportations est partie. * [Note : Article 17 en vigueur le 21 décembre 2001, voir TR/ 2002-15.]

— 2009, c . 2, ss . 263 (2), (3)	— 2009, ch . 2, par . 263 (2) et (3)

Extension	Prorogation

263 (2) The Governor in Council may, by order, extend the period referred to in subsection (1).	263 (2) Le gouverneur en conseil peut, par décret, proroger ce délai.

Arrangement entered into before repeal	Ententes conclues avant l’abrogation

(3) The repeal of paragraph 10(1)(a) of the Act, as enacted by subsection 260(1), has no effect on any arrangement Export Development Canada entered into in order to carry out its purpose referred to in that paragraph. Despite the repeal, Export Development Canada may take any steps and do anything that it considers necessary or desirable to implement the arrangement or that it considers related to the arrangement.

(3) L’abrogation de l’alinéa 10(1)a) de la même loi, édicté par le paragraphe 260(1), n’a aucune incidence sur les ententes qu’Exportation et développement Canada a conclues dans l’exercice du volet de sa mission prévu à cet alinéa. Malgré cette abrogation, Exportation et développement Canada peut prendre toute mesure qu’elle estime utile à la mise en œuvre de ces ententes ou qu’elle estime liée à celles-ci.

— 2020, c . 5, s . 21	— 2020, ch . 5, art . 21

Suspension	Suspension

21 (1) If the Minister, as defined in section 2 of the Export Development Act, and the Minister of Finance specify a period under paragraph 10(1)(a) of that Act, subsections 5(2) and 6(2) and (3) of the Export Development Canada Exercise of Certain Powers Regulations do not apply for that period.

21 (1) Si le ministre, au sens de l’article 2 de la Loi sur le développement des exportations, et le ministre des Finances précisent une période au titre de l’alinéa 10(1)a) de la même loi, l’application des paragraphes 5(2) et 6(2) et (3) du Règlement sur l’exercice de certains pouvoirs par Exportation et développement Canada est suspendue pour cette période.

Transactions entered into during specified period	Opérations effectuées pendant une période précisée

(2) Subsections 5(2) and 6(2) and (3) of the Export Development Canada Exercise of Certain Powers Regulations do not apply to a new transaction that Export Development Canada enters into during a period referred to in subsection (1), even after the expiry of that period. Even after the expiry of that period, Export Development Canada may take any steps and do anything that it considers necessary or desirable to implement the transaction or that it considers related to the transaction.

(2) Les paragraphes 5(2) et 6(2) et (3) du Règlement sur l’exercice de certains pouvoirs par Exportation et développement Canada ne s’appliquent pas aux nouvelles opérations qu’Exportation et développement Canada effectue pendant une période visée au paragraphe (1), et ce, même après son expiration. Même après cette expiration, Exportation et développement Canada peut prendre toute mesure qu’elle estime utile à la mise en œuvre de ces opérations ou qu’elle estime liée à celles-ci.

Arrangement entered into before expiry of specified period	Ententes conclues avant la fin d’une période précisée

(3) The expiry of a period referred to in subsection (1) has no effect on any arrangement Export Development Canada entered into in order to carry out its purpose referred to in paragraph 10(1)(a) of the Export Development Act. Even after the expiry of that period, Export De- velopment Canada may take any steps and do anything that it considers necessary or desirable to implement the arrangement or that it considers related to the arrangement.

(3) L’expiration d’une période visée au paragraphe (1) n’a aucune incidence sur les ententes qu’Exportation et développement Canada a conclues dans l’exercice du volet de sa mission prévu à l’alinéa 10(1)a) de la Loi sur le développement des exportations. Même après cette expiration, Exportation et développement Canada peut prendre toute mesure qu’elle estime utile à la mise en œuvre de ces ententes ou qu’elle estime liée à celles-ci.

Current to March 23, 2021 Last amended on March 25, 2020	19	À jour au 23 mars 2021 Dernière modification le 25 mars 2020